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                                                                   EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in: (1) the Registration Statement (Form S-8 No. 333-37051) pertaining to the Amended and Restated Gaylord Entertainment Company 401(K) Savings Plan of Gaylord Entertainment Company; (2) the Registration Statement (Form S-8 No. 333-37053) pertaining to the 1997 Stock Option and Incentive Plan of Gaylord Entertainment Company; (3) the Registration Statement (Form S-8 No. 333-79323) pertaining to the Employee Stock Purchase Plan of Gaylord Entertainment Company; (4) the Registration Statement (Form S-8 No. 333-31254) pertaining to the Amended and Restated 1997 Stock Option and Incentive Plan of Gaylord Entertainment Company; (5) the Registration Statement (Form S-8 No. 333-40676) pertaining to the 1997 Omnibus Stock Option and Incentive Plan of Gaylord Entertainment Company; and (6) the Registration Statement (Form S-8 No. 333-110636) pertaining to the ResortQuest International, Inc. Amended and Restated 1998 Long-Term Incentive Plan of Gaylord Entertainment Company, of our report dated September 15, 2003 (except for Notes 21 and 23, as to which the date is November 20, 2003), with respect to the consolidated financial statements of Gaylord Entertainment Company included in this Current Report (Form 8-K) filed with the Securities and Exchange Commission.


                                               /s/  ERNST & YOUNG LLP


Nashville, Tennessee
January 7, 2004